Exhibit 10.11

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Waiver Agreement”) is made effective as of August 31, 2026 (the “Effective Date”), by and among AMC Robotics Corporation, a Delaware corporation (the “Company”), Haibo Wang and Chaohong Sun (each, a “Holder” and collectively, the “Holders”).

WHEREAS, the Company is party to separate Warrant Inducement Agreements with each Holder, each dated as of August 17, 2026 (each, an “Inducement Agreement” and collectively, the “Inducement Agreements”), pursuant to which, among other things, each Holder agreed to exercise certain outstanding warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the Company agreed to issue to such Holder certain new warrants to purchase Common Stock in consideration of such exercise; and

WHEREAS, pursuant to Section (h)(i) of Annex A to each Inducement Agreement, from the date thereof until sixty (60) calendar days after the Closing Date (as defined in such Inducement Agreement), the Company may not, subject to the exceptions set forth therein, (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents (as defined therein), or (B) file any registration statement or any amendment or supplement to any existing registration statement (the “Issuance Restriction”); and

WHEREAS, the Company proposes to enter into (i) a Standby Equity Purchase Agreement with an unaffiliated third party (the “Investor”) pursuant to which the Company may issue and sell to the Investor, and the Investor shall purchase from the Company from time to time, up to $50,000,000 of newly issued Common Stock, (ii) a Registration Rights Agreement with the Investor and (iii) two Convertible Promissory Notes issued pursuant to such Standby Equity Purchase Agreement in an aggregate principal amount of $3,880,000 which such notes are convertible into Common Stock (collectively, together with the other agreements, instruments, certificates and documents contemplated thereby, the “Subject Agreements”); and

WHEREAS, in addition to the issuance from time to time of Common Stock pursuant to the Standby Equity Purchase Agreement and upon conversion of the Convertible Promissory Notes, and the filing of one or more registration statements, amendments, supplements and prospectuses in connection therewith, the Subject Agreements contemplate the issuance of 450,000 shares of Common Stock to the Investor as a commitment fee; and

WHEREAS, each Holder is willing to consent to the Company’s entry into and performance of its obligations under the Subject Agreements and to waive the Issuance Restriction solely with respect to the Subject Agreements and the transactions contemplated thereby, subject to the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Waiver and Consent. Each Holder hereby (a) consents to the Company’s entry into, announcement, performance and consummation of the Subject Agreements and the transactions contemplated thereby and (b) waives compliance by the Company with the Issuance Restriction solely to the extent necessary to permit, during the period in which the Issuance Restriction would otherwise apply, (i) the entry into, announcement, performance and consummation of the Subject Agreements and the transactions contemplated thereby, (ii) the issuance of the Convertible Promissory Notes (and shares of Common Stock upon conversion thereof), the commitment shares and any other Common Stock or Common Stock Equivalents issuable pursuant to the Subject Agreements and (iii) the filing of any registration statement, amendment, supplement or prospectus contemplated by or necessary to perform the Company’s obligations pursuant to the Subject Agreements. This waiver and consent is limited solely to the Subject Agreements and the transactions contemplated thereby and shall not apply to any other agreement, issuance, filing or transaction.

2.	Miscellaneous. Except as expressly set forth herein, the Inducement Agreements shall remain unmodified and in full force and effect. As between the Company and each Holder, the miscellaneous provisions of the Inducement Agreement to which such Holder is a party shall apply to this Waiver Agreement and are incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of the date first above written.

AMC ROBOTICS CORPORATION

By:	/s/ Min Ma
Name:
Title:

HAIBO WANG

/s/ Haibo Wang

CHAOHONG SUN

/s/ Chaohong Sun

[Signature Page to Waiver Agreement]